                         Donaldson, Lufkin & Jenrette
              Donaldson, Lufkin & Jenrette Securities Corporation
          277 Park Avenue, New York, New York 10172 . (212) 692-3000



                                                                    Exhibit 23.6

        CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


     We hereby consent to (i) the inclusion of our opinion letter, dated
January 27, 2000, to the Board of Directors of Terra Nova (Bermuda) Holdings Ltd. (the "Company") as Appendix B to the Joint Proxy Statement/Prospectus (the "Prospectus") of the Company and Markel Holdings Inc. ("Markel") relating to the merger and scheme of arrangement between the Company and Markel and (ii) all references to Donaldson, Lufkin & Jenrette Securities Corporation and our opinion letter in the Prospectus which forms a part of this Registration Statement on Form S-4 and Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-88609). In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                                    DONALDSON, LUFKIN & JENRETTE
                                                       SECURITIES CORPORATION

                                                    By: /s/ Perry H. Braun
                                                       ---------------------
                                                       Perry H. Braun
                                                       Managing Director


New York, New York
February 2, 2000